Calculation of Filing Fee Tables
S-3
OMEGA HEALTHCARE INVESTORS INC
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Debt Securities	457(r)				0.0001476
Fees to be Paid	2	Equity	Common Stock, par value $0.10 per share	457(r)				0.0001476
Fees to be Paid	3	Equity	Preferred Stock, par value $1.00 per share	457(r)				0.0001476
Fees to be Paid	4	Debt	Guarantees of Debt Securities	457(r)				0.0001476
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Information with respect to each class is omitted pursuant to General Instruction II.E of Form S-3. There are being registered hereunder such indeterminate principal amount of debt securities, such indeterminate number of shares of common stock and such indeterminate number of shares of preferred stock. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities. Additionally, this registration includes such indeterminate number of shares of common stock and preferred stock as may be required for delivery upon conversion or exercise of, or exchange for, debt securities, preferred stock or other securities as a result of anti-dilution provisions thereof. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee.

[2]	Information with respect to each class is omitted pursuant to General Instruction II.E of Form S-3. There are being registered hereunder such indeterminate principal amount of debt securities, such indeterminate number of shares of common stock and such indeterminate number of shares of preferred stock. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities. Additionally, this registration includes such indeterminate number of shares of common stock and preferred stock as may be required for delivery upon conversion or exercise of, or exchange for, debt securities, preferred stock or other securities as a result of anti-dilution provisions thereof. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee.

[3]	Information with respect to each class is omitted pursuant to General Instruction II.E of Form S-3. There are being registered hereunder such indeterminate principal amount of debt securities, such indeterminate number of shares of common stock and such indeterminate number of shares of preferred stock. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities. Additionally, this registration includes such indeterminate number of shares of common stock and preferred stock as may be required for delivery upon conversion or exercise of, or exchange for, debt securities, preferred stock or other securities as a result of anti-dilution provisions thereof. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee.

[4]	(1) Information with respect to each class is omitted pursuant to General Instruction II.E of Form S-3. There are being registered hereunder such indeterminate principal amount of debt securities, such indeterminate number of shares of common stock and such indeterminate number of shares of preferred stock. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities. Additionally, this registration includes such indeterminate number of shares of common stock and preferred stock as may be required for delivery upon conversion or exercise of, or exchange for, debt securities, preferred stock or other securities as a result of anti-dilution provisions thereof. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee. (2) OHI Healthcare Properties Limited Partnership may fully and unconditionally guarantee any series of debt securities registered hereunder. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable with respect to the guarantees.